CONSENT OF COUNSEL

TO: Board of Directors
VGTel, Inc.
RE: Registration Statement on Form SB-2

Gentlemen:

 We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement on Form SB-2/A  filed by the Company on March 8, 2007 and the reference to our firm contained therein under "Legal Matters".

Sincerely,

/s/ William Oneal

/s/ THE O'NEAL LAW FIRM, P.
March 8, 2007